Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports Fourth Quarter and Year End Results

WINSTON-SALEM, N.C., February 17, 2012 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported a net loss for the quarter ended December 31, 2011 of $60.9 million compared to a net loss of $37.5 million for the third quarter of 2011 and net income of $26.8 million for the fourth quarter of 2010.  The 2011 fourth quarter diluted loss per share was $3.99 compared to a diluted loss per share of $2.46 for the 2011 third quarter and diluted income per share of $1.76 for the fourth quarter of 2010.

The net loss for the year ended December 31, 2011 was $107.8 million compared to net income of $132.1 million for the year ended December 31, 2010.  The diluted loss per share was $7.07 for the year ended December 31, 2011 compared to diluted income per share of $8.72 for the year ended December 31, 2010.

Ken Jones, President and CEO, said, “Stubbornly high unemployment, tight credit and depressed home prices have prevented any meaningful recovery in the housing market, which continues to negatively impact our financial results.  During the fourth quarter of 2011, we increased the frequency factors utilized in our reserve calculation, which added approximately $30 million to the loss for the quarter.  As necessary, we make refinements to our reserve estimate each quarter to reflect actual experience.  Risk in default continued to decline during the fourth quarter, but at a slower rate than we experienced during the previous five quarters.  Settled claims declined 14% from the third quarter while cures and newly reported defaults remained essentially flat during the 2011 fourth quarter.  Persistency, the key driver of our earned premiums, remained at elevated levels compared to historical norms as many borrowers are finding it very difficult to sell their homes.”

Mr. Jones continued, “As a company in run-off, our primary focus remains on the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.  Our deficit in assets remains substantial and was $703.6 million at December 31, 2011.  We believe that, absent significant positive changes in the economy and the residential real estate market, our existing assets and future premiums likely will not be sufficient to meet our current and future policyholder obligations.”

We have updated the quarterly statistical and supplemental information for the 2011 fourth quarter results on our web site at www.triadguaranty.com.  The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – Fourth Quarter 2011”.

(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; legal and other proceedings regarding modifications and refinancing of mortgages and/or foreclosure proceedings; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

Triad Guaranty Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Dollars in thousands except per share amounts)
Revenues:
Earned premiums	$39,111	$40,920	$161,352	$203,416
Net investment income	6,779	8,658	30,760	38,774
Net realized investment gains (losses)	11,296	(950)	15,209	12,516
Other income	1	60	67	23
Total revenues	57,187	48,688	207,388	254,729
Losses and Expenses:
Net settled claims	113,936	139,435	464,974	562,007
Decrease in reserves	(5,885)	(129,993)	(187,524)	(462,732)
Loss adjustment (benefit) expenses	(633)	322	815	10,358
Net losses and loss adjustment expenses	107,418	9,764	278,265	109,633

Interest expense	4,984	3,836	18,244	11,763
Other operating expenses	4,583	8,319	18,648	30,878
Total losses and expenses	116,985	21,919	315,157	152,274
Income (loss) before income taxes and extraordinary item	(59,798)	26,769	(107,769)	102,455
Income tax expense	1,134	-	-	-
Income (loss) before extraordinary item	(60,932)	26,769	(107,769)	102,455
Extraordinary item - gain from repurchase and retirement of long-term debt	-	-	-	29,640
Net (loss) income	$(60,932)	$26,769	$(107,769)	$132,095

Per Share Information:
Diluted (loss) income per share before extraordinary item	$(3.99)	$1.76	$(7.07)	$6.76
Diluted income per share for extraordinary item	-	-	-	1.96
Diluted (loss) income per share	$(3.99)	$1.76	$(7.07)	$8.72

Diluted weighted average common stock and common stock equivalents outstanding (in thousands of shares)	15,258	15,204	15,250	15,151

Triad Guaranty Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2011	2010
	(Dollars in thousands)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$746,238	$812,335
Short-term investments	30,102	39,561
	776,340	851,896
Cash and cash equivalents	40,590	38,762
Reinsurance recoverable	22,988	40,806
Other Assets	56,309	60,161
Total assets	$896,227	$991,625

Liabilities:
Losses and loss adjustment expenses	$854,188	$1,060,036
Unearned premiums	6,871	9,057
Deferred payment obligation	629,700	415,657
Other liabilities	109,042	93,075
Total liabilities	1,599,801	1,577,825

Stockholders' deficit:
Accumulated deficit	(826,815)	(719,046)
Accumulated other comprehensive income	8,977	18,609
Other equity accounts	114,264	114,237
Deficit in assets	(703,574)	(586,200)
Total liabilities and stockholders' deficit	$896,227	$991,625

Common shares outstanding	15,328,128	15,258,128

Triad Guaranty Inc.
Consolidated Statements of Cash Flow
(Unaudited)

	Twelve Months Ended December 31,
	2011	2010
	(Dollars in thousands)

OPERATING ACTIVITIES
Net (loss) income	$(107,769)	$132,095
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Decrease in loss and unearned premium reserves	(208,034)	(480,103)
Decrease in amounts due to/from reinsurer	17,818	192,693
Net realized investment gains	(15,209)	(12,516)
Extraordinary gain on repurchase of long-term debt	-	(29,640)
Increase in deferred payment obligation	214,043	247,271
Collection of income tax recoverable	11,707	-
Other operating activities	10,830	8,058
Net cash (used in) provided by operating activities	(76,614)	57,858

INVESTING ACTIVITIES
Purchases of investment securities	(277,829)	(469,283)
Sales and maturities of investment securities	347,150	445,545
Decrease (increase) in short-term investments	9,459	(12,911)
Other investing activities	(338)	620
Net cash provided by (used in) investing activities	78,442	(36,029)

FINANCING ACTIVITIES
Repurchase of long-term debt	-	(4,906)
Net cash used in financing activities	-	(4,906)

Net increase in cash	1,828	16,923
Cash at beginning of year	38,762	21,839
Cash at end of period	$40,590	$38,762

Triad Guaranty Inc.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
(Dollars in thousands)	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010
Revenue:
Earned premiums	$39,111	$49,719	$35,394	$37,128	$40,920
Net investment income	6,779	7,364	8,126	8,491	8,658
Net realized investment gains (losses)	11,296	1,349	3,000	(436)	(950)
Other income	1	10	29	27	60
Total revenues	57,187	58,442	46,549	45,210	48,688
Losses and Expenses:
Net settled claims	113,936	132,545	111,583	106,909	139,435
Decrease in reserves	(5,885)	(44,192)	(70,752)	(66,694)	(129,993)
Loss adjustment (benefit) expenses	(633)	(511)	469	1,490	322
Net losses and LAE expense	107,418	87,842	41,300	41,705	9,764
Interest expense	4,984	4,813	4,469	3,978	3,836
Other operating expenses	4,583	4,450	5,178	4,437	8,319
Total losses and expenses	116,985	97,105	50,947	50,120	21,919
Income (loss) before taxes	(59,798)	(38,663)	(4,398)	(4,910)	26,769
Income tax expense (benefit)	1,134	(1,134)	-	-	-
Net (loss) income	$(60,932)	$(37,529)	$(4,398)	$(4,910)	$26,769

	Condensed Balance Sheets As Of
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010
Assets
Invested assets	$776,340	$773,078	$823,018	$842,908	$851,896
Cash and cash equivalents	40,590	65,051	40,277	39,073	38,762
Reinsurance recoverable	22,988	23,719	31,230	33,499	40,806
Other assets	56,309	56,897	46,141	48,528	60,161
Total assets	$896,227	$918,745	$940,666	$964,008	$991,625

Liabilities and stockholders' deficit
Liabilities:
Losses and loss adjustment expenses	$854,188	$864,049	$910,530	$990,494	$1,060,036
Deferred payment obligation	629,700	576,510	517,193	464,342	415,657
Accrued expenses and other liabilities	115,913	109,095	106,271	102,911	102,132
Total liabilities	1,599,801	1,549,654	1,533,994	1,557,747	1,577,825
Deficit in assets	(703,574)	(630,909)	(593,328)	(593,739)	(586,200)
Total liabilities and stockholders' deficit	$896,227	$918,745	$940,666	$964,008	$991,625